Exhibit 99.1

Crown Crafts Announces Financial Results for Second Quarter Fiscal 2027

Gonzales, Louisiana – November 12, 2026, Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) a producer, designer, and distributor of infant, toddler, and juvenile consumer products, today reported results for the second quarter fiscal year 2027, which ended September 27, 2026.

Second Quarter Fiscal 2027 Summary

●	Net sales of $19.0 million compared to $23.7 million in the prior-year quarter

●

Gross profit margin increased to 32.0% from 27.7% in the prior-year quarter reflecting tariff refunds and severance expense recorded in the second quarter of fiscal 2027. Adjusting for these two factors, gross profit margin would have been 30.9%(1), up 320 basis points year over year

●	Net income of $1.3 million, or $0.12 per share, increased from $1.2 million, or $0.11 per share in the prior-year quarter, respectively

●	Declared a quarterly dividend of $0.03 per share on the Company's Series A common stock

(1)

Adjusted gross margin is a non-GAAP measure. See “Non-GAAP Financial Measures” and “Reconciliation to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

“We continue to execute well on our profitability initiatives with meaningful improvement this quarter in our gross profit, marketing and administrative expenses, and year-to-date operating cash flow,” said Olivia Elliott, President and Chief Executive Officer. “In addition, we generated strong sales due in large part to the warm reception for Groovy Girls in Canada. Our stronger profitability reflects our continued initiatives around efficiency and profitability, and our talented team is simultaneously focused on the development of additional higher-margin products and sales channels to grow both sales and profitability in the quarters ahead. While we continue to make progress on longer-term initiatives including warehouse consolidation, our improved profitability and stronger cash flow are already encouraging and have helped us to significantly reduce debt and the associated interest expense while continuing to pay a dividend to our valued shareholders. Our entire team is energized by Crown Crafts’ strong positioning and the opportunities ahead to enhance shareholder value.”

Second Quarter Fiscal 2027 Results

Net sales was $19.0 million for the three-month period ended September 27, 2026 compared to $23.7 million for the three-month period ended September 28, 2025. Gross profit of $6.1 million compared to $6.6 million in the prior-year period, reflecting a gross margin of 32.0%, up from 27.7%. Cost of products sold benefitted from $0.4 million in tariff refunds and was offset by $0.2 million in severance expense during the current period, adjusting for these two items results in a gross margin on net sales of 30.9% which improved by 320 basis points year over year.

Marketing and administrative expenses were successfully reduced to $4.5 million compared to $4.7 million in the year-earlier period. Net income improved to $1.3 million, or $0.12 per diluted share, up from $1.2 million, or $0.11 per diluted share in the prior-year second quarter.

Quarterly Cash Dividend

The Board of Directors declared a quarterly cash dividend on the Company’s Series A common stock of $0.03 per share, which will be paid on January 4, 2027 to stockholders of record at the close of business on December 11, 2026.

Conference Call

The Company will host a teleconference today at 4:00 p.m. CT to discuss results. Interested individuals may join the teleconference by dialing (844) 539-3703 or (412) 652-1273 and asking to join the Crown Crafts, Inc. call. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be found on the investor relations portion of the Company’s website after earnings are released.

A telephone replay of the teleconference will be available three hours after the call through November 26, 2026. To access the replay, dial (844) 512-2921 in the United States or (412) 317-6671 from international locations and enter replay access code 13762511.

About Crown Crafts, Inc.

Founded in 1957, Crown Crafts, Inc. designs, markets, and distributes infant, toddler, and juvenile consumer products including infant bedding, toddler bedding, diaper bags, bibs, toys, and disposable products. The Company primarily operates through its wholly owned subsidiaries, NoJo Baby & Kids, Inc. and Sassy Baby, Inc., which market a variety of infant, toddler, and juvenile products under Company-owned trademarks (Sassy®, NoJo®, Manhattan Toy®, Baby Boom® and Neat Solutions®), as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores, juvenile specialty stores, value channel stores, grocery and drug stores, restaurants, wholesale clubs, internet-based retailers and direct-to-consumers through the Company’s websites. For more information, visit www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including the impact of increased U.S. tariffs and any retaliatory measures by impacted exporting countries, the Company’s ability to mitigate the impact of such tariffs, changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of income and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Claire Spencer

Vice President and Chief Financial Officer

Investor@crowncrafts.com

CROWN CRAFTS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

THREE- AND SIX-MONTH PERIODS ENDED SEPTEMBER 27, 2026 AND SEPTEMBER 28, 2025

(amounts in thousands, except per share amounts)

	Three-Month Periods Ended		Six-Month Periods Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025

Net sales	$19,028	$23,695	$35,794	$39,173
Cost of products sold	12,945	17,124	21,680	29,084
Gross profit	6,083	6,571	14,114	10,089
Marketing and administrative expenses	4,519	4,708	9,751	9,425
Income (loss) from operations	1,564	1,863	4,363	664
Other income (expense):
Interest expense - net of interest income	72	(287)	(118)	(570)
Other income - net	150	4	315	103
Income (loss) before income tax expense	1,786	1,580	4,560	197
Income tax expense (benefit)	469	423	1,183	144
Net income (loss)	$1,317	$1,157	$3,377	$53

Weighted average shares outstanding:
Basic	10,815	10,634	10,787	10,602
Diluted	10,815	10,634	10,787	10,602

Earnings (loss) per share - basic and diluted	$0.12	$0.11	$0.31	$0.01

See notes to condensed consolidated financial statements.

CROWN CRAFTS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 27, 2026 AND MARCH 29, 2026

(amounts in thousands, except share and per share amounts)

	September 27, 2026	March 29, 2026

ASSETS
Current assets:
Cash and cash equivalents	$426	$200
Accounts receivable - net of allowances of $1,598 and $1,521, respectively
Due from factor	12,754	16,280
Other	2,703	2,579
Inventories	28,387	28,365
Other current assets	22	-
Prepaid expenses	2,117	2,176
Total current assets	46,409	49,600

Operating lease right of use assets	8,053	8,956
Property, plant and equipment - net of accumulated depreciation of $5,625 and $5,775, respectively	1,901	2,011
Intangible assets - net of accumulated amortization of $11,301 and $11,615, respectively	5,902	6,275
Deferred income taxes	3,565	3,657
Other assets	147	154
Total Assets	$65,977	$70,653

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,368	$4,913
Accrued royalties	430	532
Dividends payable	434	952
Operating lease liabilities, current	4,313	4,198
Accrued liabilities	1,957	1,283
Current maturities of long-term debt	1,991	1,991
Total current liabilities	16,493	13,869

Non-current liabilities:
Long-term debt	3,314	12,132
Operating lease liabilities, noncurrent	4,449	5,529
Reserve for unrecognized tax liabilities	357	310
Total non-current liabilities	8,120	17,971

Shareholders' equity:
Common stock - $0.01 par value per share; Authorized 40,000,000 shares at September 27, 2026 and March 29, 2026; Issued 13,791,433 and 13,674,249 shares at September 27, 2026 and March 29, 2026	138	137
Additional paid-in capital	59,775	59,402
Treasury stock - at cost - 2,919,637 and 2,913,962 shares at September 27, 2026 and March 29, 2026	(15,906)	(15,889)
Accumulated deficit	(2,643)	(4,837)
Total shareholders' equity	41,364	38,813
Total Liabilities and Shareholders' Equity	$65,977	$70,653

See notes to condensed consolidated financial statements.

GAAP to Non-GAAP Reconciliation

CROWN CRAFTS, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

(Unaudited) (Amounts in thousands)

	Three-Month Periods Ended		Six-Month Periods Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025

Gross profit	$6,083	$6,571	$14,114	$10,089
Adjustments for items:
Tariff refunds (1)	(449)	-	(4,224)	-
Severance expense (2)	236	-	236	-
Adjusted gross profit	$5,870	$6,571	$10,126	$10,089

Gross Margin (3)	32.0%	27.7%	39.4%	25.8%
Adjusted Gross Margin (4)	30.9%	-	28.3%	-

(1)

The International Emergency Economic Powers Act tariffs were recently deemed illegal by the U.S. Supreme Court ruling issued on February 20, 2026. This amount of tariff expense was refunded during the three months and six months ended September 27, 2026 and recorded to cost of products sold.

(2)	Severance expense of $236 thousand was recorded during the three and six months ended September 27, 2026.
(3)	Gross margin is calculated by dividing gross profit by net sales.
(4)	Adjusting gross margin is calculated by dividing adjusted gross profit by net sales.